UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 6, 2014

LEXMARK INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-14050	06-1308215
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Lexmark Centre Drive
740 West New Circle Road
Lexington, Kentucky 40550
(Address of Principal Executive Offices) (Zip Code)

(859) 232-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On May 6, 2014, Lexmark International Technology S.A., a Switzerland joint stock company (“LITSA”), a wholly-owned subsidiary of Lexmark International, Inc., a Delaware corporation (“Lexmark”), announced the commencement of a cash tender offer for all of the outstanding Class A and Class B shares of ReadSoft AB (“ReadSoft”).  LITSA has offered SEK 40.05 per share of ReadSoft, irrespective of share class.  The Board of Directors of ReadSoft have agreed to unanimously recommend that ReadSoft shareholders accept the offer.  In addition, the founders of ReadSoft, Messrs. Lars Appelstal and Jan Andersson, have undertaken to accept the offer.  The acceptance period is expected to commence on or about May 23, 2014 and end on or about June 23, 2014, with settlement occurring on or about June 30, 2014.

On May 6, 2014, LITSA and Lexmark each issued press releases announcing the commencement of the tender offer for all of the outstanding shares of ReadSoft.  The text of the press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LITSA, dated May 6, 2014.

99.2	Press Release issued by Lexmark, dated May 6, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lexmark International, Inc.
(Registrant)

May 6, 2014

By: /s/ Robert J. Patton
Robert J. Patton
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1	Press Release issued by LITSA, dated May 6, 2014.

99.2	Press Release issued by Lexmark, dated May 6, 2014.